Exhibit (d)

[Letterhead of Steptoe LLP]

November 21, 2025

Re: Receipts Depositary Corporation – Registration Statement on Form F-6

Ladies and Gentlemen:

We have acted as counsel to Receipts Depositary Corporation., as depositary (the “Depositary”), in connection with the filing by the Depositary of a Registration Statement on Form F-6 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to up to 5,000,000 American Depositary Shares (“ADSs”), to be evidenced by American Depositary Receipts (“ADRs”).

We have examined the Registration Statement and the Form of American Depositary Receipt and Statement of Terms and Conditions With Respect to American Depositary Shares Representing Common Stock of Nintendo Co. Ltd. (“Deposit Agreement”) filed with the Commission as an exhibit to the Registration Statement, and the Certificate of Incorporation and Bylaws of the Depositary.  In addition, we have examined, and have relied as to matters of fact upon without having independently verified such factual matters, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents; and that common stock of Nintendo Co. Ltd. are legally issued and duly deposited with a custodian in accordance with all applicable laws and regulations.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the Deposit Agreement and the Registration Statement, will be legally issued and will entitle the registered holders thereof to the rights specified in the Deposit Agreement.

We do not express any opinion herein concerning any law other than the General Corporation Law of the State of Delaware.

We hereby consent to the use of this opinion as Exhibit (d) to the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Steptoe LLP